NIAGARA ENERGY TRADING INC.
                                INCOME STATEMENT

                             THREE MONTHS ENDED
                             DECEMBER 31, 1997
                             -----------------

Operating Income:

  Collection Revenue                     -
                                  --------
                                         -
                                  --------

Operating Expenses:

  General & Administrative        $ 30,130
  Other Taxes                          400
                                  --------
                                    30,530
                                  --------

Operating Income/(Loss)            (30,530)
                                  --------

Other Income
  Interest                               -

Other Deductions
  Interest Expense                       -
  Miscellaneous                          -
                                  --------
                                         -
                                  --------

Net Income/(Loss)
Before Income Taxes                (30,530)
                                  --------

Income Taxes:
  Federal                           (9,724)
  Federal - Deferred                     -
  State                             (2,748)
  State - Deferred                       -
                                  --------
                                   (12,472)
                                  --------

Net Income/(Loss)                 $(18,058)
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